Exhibit 5.1
SMITH, ANDERSON, BLOUNT, DORSETT,
MITCHELL & JERNIGAN, L.L.P.
OFFICES 2500 Wachovia Capitol Center Raleigh, North Carolina 27601 ____________	November 21, 2008	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611 ____________ TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Capital Bank Corporation
333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Capital Bank Corporation, a North Carolina corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the registration of securities associated with a rescission offer by the Company relating to 20,113 shares of the Company’s common stock, no par value (the “Common Stock”), purchased by Emjay Corporation on behalf of the Capital Bank 401(k) Retirement Plan (the “401(k) Plan”) between June 19, 2007 and June 18, 2008, for credit to 401(k) Plan participants’ accounts.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Articles of Incorporation of the Company; the Bylaws of the Company; the 401(k) Plan; the resolutions of the Board of Directors of the Company relating to the authorization, issuance and sale of the Common Stock pursuant to the 401(k) Plan; and such other corporate documents, records, and matters of law as we have deemed necessary for purposes of this opinion.  We have also received a certificate of an officer of the Company, dated of even date herewith, relating to the Common Stock.  Based upon the foregoing and in reliance thereon, it is our opinion that the shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the State of North Carolina.  The opinion expressed herein does not extend to compliance with federal and state securities laws relating to the sale of the Common Stock.

We hereby authorize and consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to us in the Registration Statement and any amendment thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.

Sincerely yours,

/s/ Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.

SMITH, ANDERSON, BLOUNT, DORSETT,
MITCHELL & JERNIGAN, L.L.P.